UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
Exhibit Index
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     On November 4, 2005, Gaylord Entertainment Company (the “Company”) entered into Amendments to the Employment Agreements of Jay D. Sevigny, its Executive Vice President and Chief Operating Officer of its Gaylord Hotels business, and Mark Fioravanti, its Executive Vice President and President of its ResortQuest subsidiary. The Amendments to the Employment Agreements increase Messrs. Sevigny and Fioravanti’s severance pay in the event of a change of control from two times to three times salary and bonus. All other provisions of their previous Employment Agreements remain in effect. Under the terms of the Amended Agreements, Messrs. Sevigny and Fioravanti will continue with their existing titles.
     The Amendments and the underlying Employment Agreements are filed herewith as exhibits to this Current Report on Form 8-K and incorporated herein by this reference. The descriptions of the material terms of the Amendments and the Employment Agreements are qualified in their entirety by reference to such exhibits.
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Executive Employment Agreement of Jay D. Sevigny, dated July 15, 2003, with the Company (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).

10.2	Amendment No. 1 to Executive Employment Agreement of Jay D. Sevigny, dated November 4, 2005, with the Company.

10.3	Executive Employment Agreement of Mark Fioravanti, dated July 15, 2003, with the Company.

10.4	Amendment No. 1 to Executive Employment Agreement of Mark Fioravanti, dated November 4, 2005, with the Company.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: November 10, 2005	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Senior Vice President, General Counsel and Secretary

3

EXHIBIT INDEX

10.1	Executive Employment Agreement of Jay D. Sevigny, dated July 15, 2003, with the Company (incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).

10.2	Amendment No. 1 to Executive Employment Agreement of Jay D. Sevigny, dated November 4, 2005, with the Company.

10.3	Executive Employment Agreement of Mark Fioravanti, dated July 15, 2003, with the Company.

10.4	Amendment No. 1 to Executive Employment Agreement of Mark Fioravanti, dated November 4, 2005, with the Company.